Exhibit 10.7

PARENT GUARANTY

This PARENT GUARANTY (this “Agreement”), dated as of February 26, 2021, is made by and between MEDICINE MAN TECHNOLOGIES, INC., a Nevada corporation (“Guarantor”); and GGG Partners, LLC, a Georgia limited liability company, in its capacity as collateral agent for the Lender (as defined below) (in such capacity and together with any successors in such capacity, the “Collateral Agent”) acting pursuant to this Agreement for the benefit of the Secured Parties (as defined in the Loan Agreement referred to below).

RECITALS

A.                Pursuant to that certain Loan Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules and exhibits thereto, the “Loan Agreement”), by and among SHWZ Altmore, LLC, a Delaware limited liability company (the “Lender”); the Collateral Agent; Mesa Organics Ltd., a Colorado limited liability company; Mesa Organics II Ltd, a Colorado limited liability company; Mesa Organics III Ltd, a Colorado limited liability company; Mesa Organics IV Ltd, a Colorado limited liability company; SCG Holding, LLC, a Colorado limited liability company; and PBS HoldCo LLC, a Colorado limited liability company (together with each Person that joins the Loan Agreement as a borrower, each a “Borrower” and collectively, the “Borrowers”), the Lender is willing to make Loans.

B.                 Guarantor is the direct or indirect parent company of each Borrower.

C.                The Borrowers and Guarantor are engaged in related businesses, and Guarantor will derive substantial direct and indirect benefit from the making of the Loans under the Loan Agreement.

D.                It is a condition precedent to the making of Loans by the Lender that the Guarantor shall have executed and delivered this Agreement.

NOW THEREFORE, in consideration of the premises and in order to induce the Lender to make Loans, Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

Section 1.01       Definitions. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement or the Security Agreement (as defined in the Loan Agreement) and used herein shall have the meanings given to them in the Loan Agreement or the Security Agreement, as applicable.

Section 1.02       Interpretation. Section 1.02 of the Loan Agreement is hereby incorporated by reference herein mutatis mutandis. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

Section 1.03       Resolution of Drafting Ambiguities. Guarantor acknowledges and agrees that it is represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel have reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation of this Agreement.

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ARTICLE II
GUARANTEE

Section 2.01       Guaranty. Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. For purposes hereof, “Guaranteed Obligations” means the “Obligations” (as defined in the Loan Agreement, which, for avoidance of doubt, will not include any contingent obligations that are not yet due and payable) including, without duplication, the following:

(a)               the principal of and premium, if any, and interest at the rate specified in the Loan Agreement (including Postpetition Interest, if any) on the Loans (including any reimbursement obligation for disbursements) when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise;

(b)               all other monetary obligations of any and all Borrowers to the Secured Parties under the Loan Documents, when and as due, including fees, costs, expenses (including, without limitation, reasonable fees and expenses of a single outside counsel incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise owed by any and all Borrowers to the Secured Parties under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(c)               the due and prompt performance of all covenants, agreements, obligations and liabilities of any Borrower under or in respect of the Loan Documents; and

(d)               the due and prompt payment and performance of all other obligations and liabilities of any Borrower under or in respect of each Loan Document.

Section 2.02       Continuing Guaranty. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations (other than contingent obligations that are not yet due and payable) and all other amounts payable under this Agreement, and (ii) the Maturity Date (the “Termination Date”), (b) be binding on Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns.

Section 2.03       Modification of the Guaranteed Obligations. Guarantor agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from Guarantor and such actions shall not affect the liability of Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Section 2.04       Limitation of Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Guarantor under Debtor Relief Laws.

Section 2.05       Reinstatement. Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of Guarantor, any Borrower, or otherwise.

Section 2.06       Effectiveness. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that together bear the signatures of each of the other parties hereto.

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ARTICLE III
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS; MARSHALING

Section 3.01       Guaranty Absolute and Unconditional; No Waiver of Guaranteed Obligations.

(a)               Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The obligations of Guarantor hereunder are independent of the Obligations of the Borrowers under any Loan Document. A separate action may be brought against Guarantor to enforce this Agreement, whether or not any action is brought against any Borrower or whether or not a Borrower is joined in any such action.

(b)               The liability of Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Guaranteed Obligations of Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of: (i) any illegality or lack of validity or enforceability of any Obligations or any Loan Document or any related agreement or instrument; (ii) any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Loan Party under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise; (iii) any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations; (iv) any manner of sale, disposition or application of proceeds of any Collateral or any other assets to all or part of the Guaranteed Obligations; (v) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (vi) any change, restructuring or termination of the corporate structure, ownership or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Borrower or its assets or any resulting release or discharge of any of the Obligations; (vii) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party and Guarantor waives any duty of the Secured Parties to disclose such information; (viii) the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; (ix) the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (x) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, a Borrower against any Secured Party; or (xi) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety.

Section 3.02       Waivers and Acknowledgements.

(a)               Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b)               Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto.

(c)               Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations of Guarantor hereunder.

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(d)               Guarantor acknowledges that the Collateral Agent may, at its election and without notice to or demand upon Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with a Borrower or any other guarantor or exercise any other right or remedy available to it against a Borrower or any other guarantor, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full or collateralized in full in cash. Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of Guarantor against a Borrower or any other guarantor or any Collateral or any other collateral.

Section 3.03       Marshalling. Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Guaranteed Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Parties hereunder and of the Secured Parties in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s and the other Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Guaranteed Obligations or under which any of the Guaranteed Obligations is outstanding or by which any of the Guaranteed Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantor hereby irrevocably waives the benefits of all such laws.

ARTICLE IV
GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.01       Agreement to Pay. Without limiting any other right that the Collateral Agent or any other Secured Party has at law or in equity against Guarantor, if a Borrower or any other Loan Party fails to pay any of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to the Collateral Agent or such other Secured Party in cash. Upon payment by Guarantor of any sums to the Collateral Agent or such other Secured Party as provided herein, all of Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against any Borrower shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Guaranteed Obligations (other than contingent obligations that are not yet due and payable).

Section 4.02       Subordination.

(a)               Any indebtedness of any Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any payment shall be paid to Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of each Borrower, such amount shall be held in trust for the benefit of the Secured Parties and reasonably promptly paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Loan Documents or to be held as Collateral for any Guaranteed Obligations. If Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, after indefeasible payment in full in cash of all Guaranteed Obligations (other than contingent obligations that are not yet due and payable), the Secured Parties will, at Guarantor’s request and expense, execute and deliver to Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment.

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(b)               Guarantor hereby subordinates any and all obligations owed to Guarantor by each Borrower and each other Loan Party (the “Subordinated Guaranteed Obligations”) to the Guaranteed Obligations to the extent provided below:

(i)                 Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding against any Loan Party under any Debtor Relief Law), Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Guaranteed Obligations from any Loan Party. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Loan Party under any Debtor Relief Law), no Guarantor shall accept, demand or take any action to collect any payment on the Subordinated Guaranteed Obligations without the prior written consent of the Collateral Agent.

(ii)              Guarantor agrees that the Secured Parties shall be entitled to receive full payment in cash of all Guaranteed Obligations (other than contingent obligations that are not yet due and payable) in any proceeding under any Debtor Relief Law against any other Loan Party before Guarantor receives any payment on account of any Subordinated Guaranteed Obligations.

(iii)            After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Loan Party under any Debtor Relief Law), upon the written request of the Collateral Agent, Guarantor shall collect, enforce and receive payments on the Subordinated Guaranteed Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of Guarantor under this Agreement in any respect.

(iv)             After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Loan Party under any Debtor Relief Law), the Collateral Agent is authorized and empowered (but not obligated), in its discretion, (x) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Guaranteed Obligations and to apply any amount so received to the Guaranteed Obligations or hold such amounts as Collateral for any Guaranteed Obligations, and (y) to require Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Guaranteed Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Guaranteed Obligations or to be held as Collateral for any Guaranteed Obligations.

ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.01       Representations and Warranties. Guarantor represents and warrants to each Secured Party that:

(a)               Guarantor (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect.

(b)               Guarantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on its business as now conducted, and to execute, deliver, and perform this Agreement and any other Loan Documents to which it is a party. Guarantor has taken all necessary organizational action to authorize the execution, delivery, and performance of this Agreement and any other Loan Documents to which it is a party. This Agreement has been duly executed and delivered by Guarantor.

(c)               This Agreement constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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(d)               There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e)               Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which it is or may become a party, and has established reasonably adequate procedures for continually obtaining information pertaining to, and is now and at all times will be adequately familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of each Borrower.

Section 5.02       Covenants. Guarantor covenants and agrees that, until the Termination Date:

(a)               Guarantor will perform and observe all of the terms, covenants and agreements set forth in this Agreement, and cause the Borrowers and each Subsidiary of a Borrower to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that the Borrowers have agreed to cause to be, performed or observed by a Borrower or Subsidiary of a Borrower.

(b)               At the sole expense of Guarantor, and upon written request from the Collateral Agent, Guarantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent or Lender may reasonably request in writing to obtain the full benefits of this Agreement and of the rights and powers herein granted.

(c)               Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting in the manner set forth in Section 3.02 of the Loan Agreement, and Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VI
MISCELLANEOUS

Section 6.01       Taxes; Waivers; Survival; Counterparts; Severability; Jurisdiction; Consent to Service of Process. The following provisions of the Loan Agreement are hereby incorporated by reference herein mutatis mutandis: Section 2.11; Section 9.02(a); Section 9.05; Section 9.06; Section 9.07; and Section 9.09(b), (c), and (d).

Section 6.02       Indemnification; Waiver.

(a)               Guarantor shall indemnify the Collateral Agent, the Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) in the manner and to the extent set forth in Section 9.03 of the Loan Agreement, including that an Indemnitee will not be entitled to collect Excluded Damages from a Grantor.

(b)               To the fullest extent permitted by applicable law, Guarantor hereby agrees not to assert, and hereby waives, any Indemnitee on any theory of liability for Excluded Damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any extension of credit or the use of proceeds thereof.

(c)               All amounts due under this Section shall be payable not later than 15 days after written demand therefor.

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(d)               Without prejudice to the survival of any other agreement of Guarantor under this Agreement or any other Loan Documents, the agreements and obligations of Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.05, Section 6.01 and this Section 6.02 shall survive termination of this Agreement and payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement.

Section 6.03       Notices. Notices to any party shall be in writing and shall be delivered personally, by certified mail return receipt requested, by nationally-recognized overnight delivery service, by facsimile, or email addressed to the parties at the addresses set forth below or otherwise designated in writing as set forth in this Section 6.03:

If to the Guarantor:	c/o Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, CO 80239

Telephone: (303) 371-0387

Facsimile: (303) 371-0598

Attention: General Counsel

E-mail: dan@schwazze.com

With a copy to:	Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

Attention: Scott McEachron

Telephone: (303)-223-1278

Facsimile: (303)-223-0946

Email: smceachron@bhfs.com

If to the Collateral Agent:	__________________________________
__________________________________
__________________________________
Email:
Fax:

Any communication hereunder will be deemed given and effective (a) when actually received, in the case of hand delivery, (b) the next Business Day in the case of an overnight delivery service, (c) three (3) Business Days in the case of certified mail return receipt requested, (d) when sent and received, as evidenced by a transmission report from sender’s facsimile machine, in the case of facsimile transmission, and (e) on the date sent by email of a PDF document if sent before 5:00 pm local time of the recipient, and on the next Business Day if sent at or after 5:00 pm local time of the recipient, provided in such case that such sent email is kept on file (whether electronically or otherwise) by the sender and the sender does not receive a genuine automatically generated message from the recipient’s email server that such email could not be delivered.

Section 6.04       Assignments Under the Loan Agreement. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including all or any portion of the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in the Loan Agreement. Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

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Section 6.05       Integration. This Agreement and the other Loan Documents to which Guarantor is a party constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof.

Section 6.06       Right of Set-off. Guarantor hereby irrevocably authorizes the Collateral Agent and each other Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, and without prior notice to Guarantor or any other Loan Party, any such notice being expressly waived by Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party to or for the credit or the account of Guarantor or any other Loan Party against any and all of the obligations of Guarantor or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Secured Party whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document.

Section 6.07       Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by Guarantor and the Collateral Agent.

Section 6.08       Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

Section 6.09       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[ Signature Page Follows ]

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IN WITNESS WHEREOF, the parties hereto have caused this Parent Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

GUARANTOR:

Medicine Man Technologies, Inc.

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

COLLATERAL AGENT:

GGG Partners, LLC

By: /s/ Katie Goodman

Name: Katie Goodman

Title: Managing Member

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